SHATSWELL, MacLEOD & COMPANY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-103690 and 333-92084) of New England Bancshares, Inc., of our report dated May 6, 2004, on the consolidated balance sheets of New England Bancshares, Inc. and Subsidiary as of March 31, 2004 and 2003, and the related consolidated statements of income, changes in capital accounts and cash flows for the years then ended, appearing in the Annual Report on Form 10-KSB for New England Bancshares, Inc. for the fiscal year ended March 31, 2004.


                                         /S/ Shatswell, MacLeod & Company, P.C.
                                         SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
June 28, 2004





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